Exhibit 1.01

Silicom Ltd.
Conflict Minerals Report
For the Year Ended December 31, 2020

This report for the year ended December 31, 2020 is presented to comply with Section 13(p) of the Securities Exchange Act of 1934 and Rule 13p-1 (the "Rule") and Form SD thereunder. The Rule was adopted by the Securities and Exchange Commission ("SEC") to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 ("Dodd-Frank Act"). These requirements apply to registrants whatever the geographic origin of the conflict minerals and whether or not they fund armed conflict.

Design of Conflict Minerals Due Diligence Program

The design of our conflict minerals due diligence program is in conformity with the Organization for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Second Edition, and related Supplements on Tin, Tantalum and Tungsten and on Gold (collectively, "OECD Guidance"), specifically as it relates to our position in the minerals supply chain as a "downstream" purchaser. We designed our due diligence program, management and measures to conform in all material respects with the framework OECD Guidance.

Description of Performed Conflict Minerals Due Diligence Program

(i)	Maintaining of Strong Company Management Systems

a.
Silicom has adopted and committed to a Conflict Minerals policy for minerals originating from conflict-affected and high-risk areas. More information about Silicom's Conflict Minerals policy can be found in the RCOI section above.
Our management system includes a Conflict Minerals Qualification Team overseen by the Chief Financial Officer of the Company and run under the supervision of the Company's VP QA & EHS, and includes a team of subject matter experts from relevant functions including Operations and Purchasing. Senior management is briefed about the results of our due diligence efforts on a regular basis.

b.
In 2019 Silicom became a member of the Responsible Minerals Initiative ("RMI") (formerly the Conflict Free Sourcing Initiative, or CFSI), as a member we participate in all RMI activities such as smelters audits and other activities.

c.	Silicom has implemented a supply chain system of controls and transparency through the use of due diligence software provided by third party software supplier.

d.
In the process of engaging with new manufacturers and suppliers, Silicom requests that such suppliers provide it with complete and valid CMRTs as a condition for Silicom's engagement with such manufacturers and suppliers.

e.
Silicom conducts trainings to suppliers and manufacturers from whom it purchases components used in its products, assists suppliers and manufacturers in educating their own suppliers, by informing them on the Rule, referring suppliers and manufacturers to the RMI website and online training materials and providing Silicom's Conflict Minerals policy and due diligence procedures.

f.	Silicom documents and maintains a record maintenance mechanism to ensure the retaining of relevant documentation in an electronic database for at least 5 years.

g.
Silicom encourages employees, suppliers and manufacturers and stakeholders to report any concerns relating to its conflict minerals program by contacting Silicom on its Conflict Minerals page: http://www.silicom-usa.com/conflict-minerals/.

(ii)	Identification and Assessment of Risk in the Supply Chain

Suppliers and manufacturers (including smelters and refiners) of products which include Conflict Minerals which are "necessary to the functionality of the products" were identified through our CMRT analysis.

We identified two primary risks in our supply chain: (1) not receiving on time and accurate information from the suppliers and manufacturers; and (2) reliance on suppliers and manufacturers who are not conflict-free while pursuing our goal of becoming a conflict free company. This assessment assisted us to segment our suppliers and manufacturers into three risk levels (high, medium and low), on which we based our risk strategy. Updates?

We conducted a survey of our active suppliers and manufacturers using the template developed by RMI, known as the Conflict Minerals Reporting Template ("CMRT"). Suppliers and manufacturers were requested to use version 6.01 of the CMRT, or newer versions.

(iii)	Design and Implementation of a Strategy to Respond to Identified Risks – changes in any methodology below?

a.
We performed reviews of suppliers and manufacturers, smelters, and refiners that could be sourcing or processing Conflict Minerals from the Covered Countries, which could not be from recycled or scrap sources.

b.
As part of our risk based approach, we decided to focus our risk management actions on suppliers and manufacturers with a spending volume of over US$ 1,000 in 2020. We requested smelter information from all of our direct suppliers and manufacturers, and prioritized suppliers and manufacturers with a spending volume of over US$ 1,000. In cases where sure prioritized suppliers and manufacturers did not respond to our initial requests, we attempted to contact them several additional times in order to obtain the necessary information from them.

c.
We monitored and tracked suppliers and manufacturers (as described in RCOI section above), smelters and/or refiners identified as not meeting the requirements (or that defined themselves as "Unknown" or "Undeterminable" or "Sourced from DRC") set forth in our Conflict Minerals Sourcing Policy or contractual requirements to determine their progress in meeting those requirements.

d.	New suppliers and manufacturers were required to complete RMI declarations in order to qualify as approved suppliers and manufacturers by us.

e.	We provided periodic progress reports to our senior management relating to our risk mitigation efforts.

f.
In general, supply chain Due Diligence is a dynamic process and requires on-going risk monitoring. This process is performed twice a year and an updated CMRT is released after completion of each Due Diligence cycle.

g.
Follow up letters were sent to high and medium risk suppliers and manufacturers who were identified as having non-compliant smelters in their supply chain. Non-responsive suppliers and manufacturers were reminded to send their responses several times by e-mails and, if they remained non-responsive thereafter, such suppliers and manufacturers were personally approached by our Sustainability Team or by our Purchasing Team and warned that if they remain non-responsive despite our continued attempts to receive their responses, they will be removed from our approved suppliers and manufacturers list. In cases where such suppliers and manufacturers remained non-responsive nonetheless, we removed them from our approved suppliers and manufacturers list.

(iv)
Carry out Independent Third-Party Audit of Smelter/Refiner’s Due Diligence Practices

We encourage our suppliers and manufacturers to purchase from RMI Compliant Smelters, and we rely on the RMI compliant and active smelters list, which is available on the RMI website.

(v)	Report on Supply Chain Due Diligence

This Report is available on our website at http://www.silicom-usa.com/conflict-minerals/. This Report is being filed to the SEC and is also available on the SEC's EDGAR database at www.sec.gov.

Results of our Assessment

As a downstream purchaser of conflict minerals, our due diligence measures can provide only reasonable, not absolute, assurance regarding the source and chain of custody of the necessary conflict minerals. Our due diligence processes are based on the necessity of seeking data from our direct suppliers and manufacturers and those suppliers and manufacturers seeking similar information within their supply chains to identify the original sources of the necessary conflict minerals. We also gather required CMRT information from websites of suppliers and manufacturers where conflict minerals reports were available. We also rely, to a large extent, on information collected and provided by independent third-party audit programs. Such sources of information may yield inaccurate or incomplete information and may be subject to fraud because the information gathered from our suppliers and manufacturers is not on a continuous, real-time basis.

Supplier Chain Survey Responses

Silicom contacted 234 suppliers and manufacturers, and the response rate achieved was over 99.4% in cost of purchased goods.

The Sustainability Team directly contacted Silicom's suppliers and manufacturers in order to collect CMRTs. Following the efforts of the Sustainability Team, 219 suppliers and manufacturers delivered satisfactory CMRTs. For the purposes hereof, Silicom considers CMRT to be satisfactory if they do not include any deficiencies or discrepancies and comply, in form and in substance, with the terms governing the RMI, such as blank rows, scope not matching PN list, inclusion of irrelevant information, etc.

20  of the 234 suppliers and manufacturers delivered CMRTs with invalid supplier submissions, like incorrect smelter names or invalid CID identification numbers. Following our requests for improved CMRTs, we received satisfactory CMRTs submissions from all such suppliers and manufacturers.

79 suppliers and manufacturers were classified as "Not from DRC" – suppliers and manufacturers who reported that they were sourcing minerals from countries other than the Covered Countries.

82 suppliers and manufacturers were classified as "DRC conflict free" – suppliers and manufacturers who reported that the 3TG minerals used in the products provided to Silicom originate from Covered Countries but the smelters are approved by the RMI

9 suppliers and manufacturers were classified as "DRC not conflict free" – suppliers and manufacturers who reported that the 3TG minerals used in the products provided to Silicom originate from Covered Countries and the smelters are not approved by the RMI.

28 suppliers and manufacturers were classified as "Free no 3TG" – suppliers and manufacturers who reported that 3TG minerals are not necessary for the functionality or production of the products provided to Silicom.

10 suppliers and manufacturers were classified as "Undetermined not from DRC" – suppliers and manufacturers who reported that the 3TG used in the products supplied to Silicom do not originate from Covered Countries but since they have not yet concluded their due diligence process, their determination and responses are not yet final and may vary. Consequently, our due diligence for these suppliers and manufacturers is still ongoing.

12 suppliers and manufacturers were classified as "Undetermined from DRC" – suppliers and manufacturers who reported that the 3TG used in the products supplied to Silicom originate from Covered Countries and the smelters are approved by the RMI program, but they have not yet concluded their due diligence process so their determination and responses are not yet final and may vary. Consequently, our due diligence for these suppliers and manufacturers is still ongoing.

Of the 220 suppliers and manufacturers that delivered satisfactory CMRTs:

125 suppliers and manufacturers provided data at a "Company" level;

30 suppliers and manufacturers provided data at a "User defined" level; and

65 suppliers and manufacturers provided data at a "Product" level.

As we are attentive to market requests, we asked several of these suppliers and manufacturers to provide data at a "Company" level as well as at a "Product" level, and such suppliers and manufacturers provided the data at both levels.

Below is a summary of the country of origin information collected as a result of our RCOI efforts.

Conflict Mineral	Countries of origin and other sources may include the following
Gold
Andorra, Australia, Austria, Belgium, Brazil, Canada, Chile, China, Colombia, Czech Republic, France, Germany, Ghana, India, Indonesia, Italy, Japan, Kazakhstan, Korea, Republic, Kyrgyzstan, Lithuania, Malaysia, Mexico, Netherlands, New Zealand, Philippines, Poland, Saudi Arabia, Poland, Poland, Spain, Sudan , Sweden, Switzerland, Taiwan, Province of China, Thailand, Turkey, Uganda, United Arab Emirates, United States of America, Uzbekistan.

Tantalum	Japan, porcelain, United States, Brazil, India, Estonia, Russian Federation, Kazakhstan, Mexico, Thailand, Germany, Northern Macedonia.
Tungsten	Japan, United States, porcelain, Vietnam, Austria, Germany, Russian Federation, Philippines, Brazil, Korea, Taiwan, China Province.
Tin	China, United States of America, Indonesia, Japan, Bolivia (Florin State), Brazil, Poland, Malaysia, Peru, Thailand, Taiwan, Province of China, Philippines, Vietnam, Belgium, Anna, Spain.

Smelters and refiners verified as conflict free (compliant) or in the audit process:

Tin	65 of 75 (87%)
Tantalum	38 of 38 (100%)
Tungsten	45 of 48 (94%)
Gold	110 of 159 (69%)
Total	258 of 320 (81%)

A number of the smelters and refiners detailed above provided more than one necessary conflict mineral.

List of the facilities which, to the extent known, processed the necessary conflict minerals used in our products can be found in Appendix 1.

Continuous Improvement Efforts to Mitigate Risks

During the reporting period for the calendar year ending December 31, 2020, we are continuing to engage in the diligence process described above.

We intend to follow up with high risk non-responsive or non-compliant suppliers and manufacturers, work with suppliers and manufacturers to educate them on conflict minerals sourcing, contact selected smelters and refiners that have not received a "conflict free" designation and more. In the event that any of our suppliers and manufacturers do not cooperate with us and do not respond to our efforts in a satisfactory manner, we will disqualify them and remove them from our approved suppliers and manufacturers list.

In the event that we continue to engage with suppliers and manufacturers who have not completed their RCOI process, we will ask such suppliers and manufacturers to complete the process and become conflict free at a company or product level as a condition to our continued engagement with them.

In addition, being attentive to the market and to our customers, we are currently in the process of qualifying our line of products as "conflict free" by, among other things, requesting from all of our direct suppliers and manufacturers to qualify the goods supplied by them to Silicom as "Conflict Free", replacing, where possible and appropriate, non-compliant suppliers and manufacturers with compliant ones and removal of non-compliant vendors from our approved vendors list.

Appendix 1

List of smelters used in Silicom's products:

Smelter identification	Metal	Countries of origin
CID000004	Tungsten	JAPAN
CID000015	Gold	UNITED STATES OF AMERICA
CID000019	Gold	JAPAN
CID000035	Gold	GERMANY
CID000041	Gold	UZBEKISTAN
CID000058	Gold	BRAZIL
CID000077	Gold	SWITZERLAND
CID000082	Gold	JAPAN
CID000090	Gold	JAPAN
CID000092	Tantalum	JAPAN
CID000103	Gold	TURKEY
CID000105	Tungsten	UNITED STATES OF AMERICA
CID000113	Gold	GERMANY
CID000128	Gold	PHILIPPINES
CID000157	Gold	SWEDEN
CID000176	Gold	GERMANY
CID000180	Gold	MEXICO
CID000185	Gold	CANADA
CID000189	Gold	SWITZERLAND
CID000197	Gold	CHINA
CID000211	Tantalum	CHINA
CID000218	Tungsten	CHINA
CID000228	Tin	CHINA
CID000233	Gold	ITALY
CID000258	Tungsten	CHINA
CID000264	Gold	JAPAN
CID000281	Tungsten	CHINA
CID000291	Tantalum	CHINA
CID000292	Tin	UNITED STATES OF AMERICA
CID000309	Tin	INDONESIA
CID000343	Gold	CHINA
CID000359	Gold	KOREA, REPUBLIC OF
CID000362	Gold	GERMANY

CID000401	Gold	JAPAN
CID000402	Tin	JAPAN
CID000425	Gold	JAPAN
CID000438	Tin	BOLIVIA (PLURINATIONAL STATE OF)
CID000448	Tin	BRAZIL
CID000456	Tantalum	UNITED STATES OF AMERICA
CID000460	Tantalum	CHINA
CID000468	Tin	POLAND
CID000493	Gold	RUSSIAN FEDERATION
CID000522	Gold	CHINA
CID000538	Tin	CHINA
CID000555	Tin	CHINA
CID000568	Tungsten	UNITED STATES OF AMERICA
CID000616	Tantalum	CHINA
CID000651	Gold	CHINA
CID000671	Gold	CHINA
CID000689	Gold	KOREA, REPUBLIC OF
CID000694	Gold	GERMANY
CID000707	Gold	CHINA
CID000711	Gold	GERMANY
CID000760	Tin	CHINA
CID000766	Tungsten	CHINA
CID000767	Gold	CHINA
CID000769	Tungsten	CHINA
CID000773	Gold	CHINA
CID000778	Gold	KOREA, REPUBLIC OF
CID000801	Gold	CHINA
CID000807	Gold	JAPAN
CID000814	Gold	TURKEY
CID000823	Gold	JAPAN
CID000825	Tungsten	JAPAN
CID000855	Gold	CHINA
CID000875	Tungsten	CHINA
CID000914	Tantalum	CHINA
CID000917	Tantalum	CHINA
CID000920	Gold	UNITED STATES OF AMERICA

CID000924	Gold	CANADA
CID000927	Gold	RUSSIAN FEDERATION
CID000929	Gold	RUSSIAN FEDERATION
CID000937	Gold	JAPAN
CID000942	Tin	CHINA
CID000956	Gold	KAZAKHSTAN
CID000957	Gold	KAZAKHSTAN
CID000966	Tungsten	UNITED STATES OF AMERICA
CID000969	Gold	UNITED STATES OF AMERICA
CID000981	Gold	JAPAN
CID001029	Gold	KYRGYZSTAN
CID001032	Gold	SAUDI ARABIA
CID001056	Gold	CHINA
CID001058	Gold	CHINA
CID001070	Tin	CHINA
CID001076	Tantalum	BRAZIL
CID001078	Gold	KOREA, REPUBLIC OF
CID001093	Gold	CHINA
CID001105	Tin	MALAYSIA
CID001113	Gold	UNITED STATES OF AMERICA
CID001119	Gold	JAPAN
CID001142	Tin	UNITED STATES OF AMERICA
CID001147	Gold	CHINA
CID001149	Gold	CHINA
CID001152	Gold	SINGAPORE
CID001153	Gold	SWITZERLAND
CID001157	Gold	UNITED STATES OF AMERICA
CID001161	Gold	MEXICO
CID001163	Tantalum	INDIA
CID001173	Tin	BRAZIL
CID001175	Tantalum	BRAZIL
CID001182	Tin	PERU
CID001188	Gold	JAPAN
CID001191	Tin	JAPAN
CID001192	Tantalum	JAPAN
CID001193	Gold	JAPAN
CID001200	Tantalum	ESTONIA
CID001204	Gold	RUSSIAN FEDERATION
CID001220	Gold	TURKEY
CID001231	Tin	CHINA
CID001236	Gold	UZBEKISTAN
CID001259	Gold	JAPAN
CID001277	Tantalum	CHINA
CID001305	Tin	RUSSIAN FEDERATION
CID001314	Tin	THAILAND
CID001325	Gold	JAPAN
CID001326	Gold	RUSSIAN FEDERATION
CID001337	Tin	BOLIVIA (PLURINATIONAL STATE OF)
CID001352	Gold	SWITZERLAND
CID001362	Gold	CHINA
CID001386	Gold	RUSSIAN FEDERATION
CID001397	Gold	INDONESIA

CID001399	Tin	INDONESIA
CID001402	Tin	INDONESIA
CID001406	Tin	INDONESIA
CID001428	Tin	INDONESIA
CID001453	Tin	INDONESIA
CID001458	Tin	INDONESIA
CID001460	Tin	INDONESIA
CID001468	Tin	INDONESIA
CID001477	Tin	INDONESIA
CID001482	Tin	INDONESIA
CID001490	Tin	INDONESIA
CID001498	Gold	SWITZERLAND
CID001508	Tantalum	UNITED STATES OF AMERICA
CID001512	Gold	SOUTH AFRICA
CID001522	Tantalum	CHINA
CID001534	Gold	CANADA
CID001539	Tin	TAIWAN, PROVINCE OF CHINA
CID001546	Gold	UNITED STATES OF AMERICA
CID001555	Gold	KOREA, REPUBLIC OF
CID001562	Gold	KOREA, REPUBLIC OF
CID001585	Gold	SPAIN
CID001619	Gold	CHINA
CID001622	Gold	CHINA
CID001736	Gold	CHINA
CID001756	Gold	RUSSIAN FEDERATION
CID001758	Tin	BRAZIL
CID001761	Gold	TAIWAN, PROVINCE OF CHINA
CID001769	Tantalum	RUSSIAN FEDERATION
CID001798	Gold	JAPAN
CID001869	Tantalum	JAPAN
CID001875	Gold	JAPAN
CID001889	Tungsten	VIET NAM
CID001891	Tantalum	UNITED STATES OF AMERICA
CID001898	Tin	THAILAND
CID001908	Tin	CHINA
CID001909	Gold	CHINA
CID001916	Gold	CHINA
CID001938	Gold	JAPAN
CID001947	Gold	CHINA
CID001955	Gold	KOREA, REPUBLIC OF
CID001969	Tantalum	KAZAKHSTAN
CID001980	Gold	BELGIUM
CID001993	Gold	UNITED STATES OF AMERICA
CID002003	Gold	SWITZERLAND

CID002030	Gold	AUSTRALIA
CID002036	Tin	BRAZIL
CID002044	Tungsten	AUSTRIA
CID002082	Tungsten	CHINA
CID002100	Gold	JAPAN
CID002129	Gold	JAPAN
CID002158	Tin	CHINA
CID002180	Tin	CHINA
CID002224	Gold	CHINA
CID002243	Gold	CHINA
CID002282	Gold	NEW ZEALAND
CID002290	Gold	CZECHIA
CID002312	Gold	CHINA
CID002313	Tungsten	CHINA
CID002314	Gold	THAILAND
CID002315	Tungsten	CHINA
CID002316	Tungsten	CHINA
CID002317	Tungsten	CHINA
CID002318	Tungsten	CHINA
CID002319	Tungsten	CHINA
CID002320	Tungsten	CHINA
CID002321	Tungsten	CHINA
CID002455	Tin	INDONESIA
CID002459	Gold	UNITED STATES OF AMERICA
CID002468	Tin	BRAZIL
CID002492	Tantalum	CHINA
CID002494	Tungsten	CHINA
CID002500	Tin	BRAZIL
CID002502	Tungsten	VIET NAM
CID002503	Tin	INDONESIA
CID002504	Tantalum	UNITED STATES OF AMERICA
CID002505	Tantalum	CHINA
CID002506	Tantalum	CHINA
CID002508	Tantalum	CHINA
CID002509	Gold	INDIA
CID002511	Gold	POLAND
CID002512	Tantalum	CHINA
CID002513	Tungsten	CHINA
CID002516	Gold	TAIWAN, PROVINCE OF CHINA
CID002517	Tin	PHILIPPINES
CID002525	Gold	CHINA
CID002527	Gold	CHINA
CID002539	Tantalum	MEXICO
CID002541	Tungsten	GERMANY

CID002542	Tungsten	GERMANY
CID002543	Tungsten	VIET NAM
CID002544	Tantalum	THAILAND
CID002545	Tantalum	GERMANY
CID002547	Tantalum	GERMANY
CID002548	Tantalum	UNITED STATES OF AMERICA
CID002549	Tantalum	JAPAN
CID002550	Tantalum	GERMANY
CID002551	Tungsten	CHINA
CID002557	Tantalum	UNITED STATES OF AMERICA
CID002558	Tantalum	JAPAN
CID002560	Gold	UNITED ARAB EMIRATES
CID002561	Gold	UNITED ARAB EMIRATES
CID002562	Gold	UNITED ARAB EMIRATES
CID002563	Gold	UNITED ARAB EMIRATES
CID002567	Gold	SUDAN
CID002570	Tin	INDONESIA
CID002572	Tin	VIET NAM
CID002573	Tin	VIET NAM
CID002574	Tin	VIET NAM
CID002579	Tungsten	CHINA
CID002580	Gold	ITALY
CID002582	Gold	NETHERLANDS
CID002584	Gold	UNITED ARAB EMIRATES
CID002587	Gold	BELGIUM
CID002588	Gold	INDIA
CID002589	Tungsten	UNITED STATES OF AMERICA
CID002593	Tin	INDONESIA
CID002605	Gold	KOREA, REPUBLIC OF
CID002606	Gold	BRAZIL
CID002615	Gold	KAZAKHSTAN
CID002641	Tungsten	CHINA
CID002645	Tungsten	CHINA
CID002649	Tungsten	RUSSIAN FEDERATION
CID002703	Tin	VIET NAM
CID002706	Tin	BRAZIL
CID002707	Tantalum	BRAZIL
CID002708	Gold	UNITED STATES OF AMERICA
CID002724	Tungsten	RUSSIAN FEDERATION
CID002756	Tin	BRAZIL
CID002761	Gold	FRANCE
CID002762	Gold	ANDORRA
CID002763	Gold	ITALY
CID002765	Gold	ITALY

CID002773	Tin	BELGIUM
CID002774	Tin	SPAIN
CID002777	Gold	GERMANY
CID002778	Gold	GERMANY
CID002779	Gold	AUSTRIA
CID002827	Tungsten	PHILIPPINES
CID002830	Tungsten	CHINA
CID002833	Tungsten	BRAZIL
CID002834	Tin	VIET NAM
CID002835	Tin	INDONESIA
CID002842	Tantalum	CHINA
CID002843	Tungsten	KOREA, REPUBLIC OF
CID002844	Tin	CHINA
CID002845	Tungsten	RUSSIAN FEDERATION
CID002847	Tantalum	NORTH MACEDONIA
CID002848	Tin	CHINA
CID002849	Tin	CHINA
CID002850	Gold	SOUTH AFRICA
CID002852	Gold	INDIA
CID002853	Gold	INDIA
CID002857	Gold	MALAYSIA
CID002858	Tin	MALAYSIA
CID002863	Gold	INDIA
CID002865	Gold	RUSSIAN FEDERATION
CID002867	Gold	GERMANY
CID002870	Tin	INDONESIA
CID002872	Gold	UNITED STATES OF AMERICA
CID002893	Gold	INDIA
CID002918	Gold	KOREA, REPUBLIC OF
CID002919	Gold	CHILE
CID002973	Gold	ITALY
CID003116	Tin	CHINA
CID003153	Gold	LITHUANIA
CID003182	Tungsten	CHINA
CID003185	Gold	UGANDA
CID003186	Gold	GHANA
CID003189	Gold	KOREA, REPUBLIC OF
CID003190	Tin	CHINA
CID003195	Gold	KOREA, REPUBLIC OF
CID003205	Tin	INDONESIA
CID003208	Tin	MYANMAR
CID003324	Gold	UNITED STATES OF AMERICA
CID003325	Tin	UNITED STATES OF AMERICA
CID003348	Gold	UNITED ARAB EMIRATES

CID003356	Tin	CHINA
CID003379	Tin	CHINA
CID003381	Tin	INDONESIA
CID003382	Gold	INDIA
CID003383	Gold	INDIA
CID003387	Tin	RWANDA
CID003388	Tungsten	KOREA, REPUBLIC OF
CID003397	Tin	CHINA
CID003401	Tungsten	CHINA
CID003407	Tungsten	TAIWAN, PROVINCE OF CHINA
CID003408	Tungsten	RUSSIAN FEDERATION
CID003409	Tin	INDIA
CID003410	Tin	CHINA
CID003416	Tungsten	RUSSIAN FEDERATION
CID003417	Tungsten	CHINA
CID003421	Gold	COLOMBIA
CID003424	Gold	JAPAN
CID003425	Gold	JAPAN
CID003427	Tungsten	BRAZIL
CID003449	Tin	INDONESIA
CID003461	Gold	INDIA
CID003463	Gold	INDIA
CID003524	Tin	SPAIN